UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 17, 2010

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On December 20, 2010, Legg Mason, Inc. (the “Company”) announced that in connection with a realignment of its senior management team, David R. Odenath has ceased serving as Senior Executive Vice President and Head of Americas and will leave the Company at year end to pursue other opportunities.

(e)

In connection with Mr. Odenath stepping down as Senior Executive Vice President and Head of Americas, the Company and Mr. Odenath entered into a Severance and Release of Claims Letter dated December 17, 2010.  Under that letter, which may be revoked by Mr. Odenath within 7 days as provided by law, in return for a release of claims against the Company and in settlement of amounts due to Mr. Odenath under the terms of an offer letter dated August 29, 2008 between the Company and Mr. Odenath, Mr. Odenath will receive (i) accelerated vesting of the 38,262 shares of restricted stock and 141,644 stock options with an exercise price of $14.81 that constitute the remaining unvested portion of the initial equity awards Mr. Odenath received in October 2008, and (ii) a cash payment of $3,936,000. The letter also provides for certain rights, including a health care subsidy, and contains various restrictive covenants, including covenants relating to non-solicitation of clients and employees, confidentiality and cooperation.

The Company will accrue approximately $6.7 million in incremental charges (net of compensation charges previously accrued) during the quarter ended December 31, 2010 as a result of the Severance and Release of Claims Letter.  The $7.7 million in gross charges from the letter will constitute transition-related compensation as the management realignment is part of the Company’s ongoing business model streamlining initiative.  As a result of these charges and the impact of decisions made this quarter with respect to certain leased facilities, the total transition-related charges for the quarter ended December 31, 2010 are expected to be approximately $25 million.

A copy of the Severance and Release of Claims Letter is attached hereto as Exhibit 10 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Subject Matter
10	Severance and Release of Claims Letter Dated December 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

Date: December 20, 2010	By:	/s/ Thomas P. Lemke
Thomas P. Lemke
Senior Vice President and General Counsel

LEGG MASON, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter
10	Severance and Release of Claims Letter Dated December 17, 2010